UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 27, 2011 (April 21, 2011)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

877 North 8th West, Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
(Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□           Written communications pursuant to Rule 425 under the Securities Act
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1:  Registrant’s Business and Operations

  Item 1.02:  Termination of a Material Definitive Agreement

(1)
As of April 21, 2011, Thompson Creek Metals Company USA (“TCM”) terminated the August 10, 2008 Exploration, Development and Mine Operating Agreement (“the Agreement”) with U.S. Energy Corp. (“USE”).  The Agreement was filed by USE as Exhibit 10.1 to the Form 10-Q (filed on November 10, 2010) for the quarter ended September 30, 2008.

(2)
The Agreement provided that TCM could exercise an option to acquire increasing interests in the property, by making option payments and/or making expenditures on the property (for exploration, permitting and related activities, including construction of a mine and processing facility), for up to a 75% interest in the Mt. Emmons molybdenum property.  The property is owned by USE and is located in Southwest Colorado.

The Agreement was material to USE because all costs and expenses of obtaining the permits, conducting exploration work, and commencing production were to be borne by TCM until it had earned an interest in the property and elected to exercise its option, after which USE would have kept the portion not earned by TCM, with USE paying its share of costs and expenses thereafter.

Through April 21, 2011, TCM had spent approximately $14.4 million in option payments and work expenditures on the property.  TCM has not earned an interest in the property.

Excluded from TCM’s obligations were the cost and responsibility for maintaining the water treatment plant (approximately $1.5 million annually) which is located on the property.

(3)	TCM has advised USE that the termination was the result of TCM desiring to concentrate efforts on other mineral resource projects with a shorter projected time line for commencing production.

(4)	Neither party to the Agreement is subject to any termination penalties under the Agreement. Upon termination, the following provision of the Agreement became operative:

6.4 “Obligations Upon Termination During Option Period.  Upon termination of this Agreement by TCM during the Option Period, TCM must file all work and/or pay all such fees to maintain the Property in good standing for a period of three months after such termination and deliver to USE all records, reports, studies, data, computer programs and other information necessary and appropriate to carry out Permitting and other Operations on the Property in a manner consistent with industry standards and good workmanlike practices; additionally, upon such termination, USE (or a designated Affiliate of USE) shall receive a blanket assignment of any permits issued in TCM’s name.”

  Section 5:  Corporate Governance and Management

  Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)   In April 2011, USE’s Compensation Committee recommended changes to the Performance Compensation Plan (the “PCP”).  These changes were adopted by the full Board of Directors as of April 22, 2011.  The maximum bonus that can be earned during the year ended December 31, 2011 for   executives remained at 100% of base cash compensation; other employees’ maximums range from 10% to 50% for the year ended December 31, 2011.

Bonus compensation cannot exceed, in the aggregate for all employees (including executive officers) 10% of positive cash flow on an annual basis.  If the aggregate bonuses under the PCP exceed 10% of positive cash flow, each employee (including executive officers), the bonus for each employee will be reduced on a pro rated basis.  As an example, if cash flow for the prior year was $15,000,000 (resulting in a bonus ceiling of $1,500,000), and bonuses earned without taking into account the ceiling totaled $2,000,000, then each employee would be paid 75% of the bonus which otherwise would have been paid.  The difference will not be accrued (i.e., will not be added to the bonus calculation for the next year).

The PCP compensation matrix was changed to further enhance shareholder value.  The trigger for the PCP remains positive cash flow from operations.  For the year ended December 31, 2011 the components of the PCP matrix for all employees is detailed in the following table and notes:

Eligible Percent
of Base Cash
Financial Factors	Compensation
Stock Price (1)	20.0%
EPS Factor (2)	20.0%
Cash Flow Factor (3)	20.0%
Cost Control (4)	10.0%
70%

Company Goals
Reserves (5)	15%
Annual Average Daily Production (6)	10%
Capital Resources (7)	3%
Development of Mt. Emmons (8)	2%
100%

(1)
Stock Price Factor - The 200 day average stock price ending 12/31/11 must exceed the same 200 day average stock price ending 12/31/2010 by 15 percent or greater to earn the 20% assigned award. No award will be earned for less than the targeted 15% increase.

(2)	EPS Factor – During the year ended December 31, 2011 there must be positive Earnings Per Share. No award will be earned if Earnings Per Share are not positive.

(3)
Cash Flow Factor- 2011 Cash Flows from Operations must meet or exceed $15 million to qualify for the full percentage award of 20%.  Cash Flows from Operations are defined as the Net Cash Provided from Operating Activities on the annual audited financial statement for USE filed with the Securities and Exchange Commission on Form 10K.  In the event that Cash Flows from Operations for the year ended December 31, 2011 are less than the targeted $15 million, the award will be reduced downward on a pro-rata basis using the following formula:

  [(Actual Cash Flow from Operations / $15.0 million) X 20%] = Award Percentage

(4)	Cost Control – G&A – Percentage points earned will be based on total General and Administrative Cost* compared to the previous year exclusive of any bonus earned.

For cost increases under 5%, the full 10 percentage points are awarded.

For cost increases between 5-10%, the percentage points earned will decrease on prorated bases from 10 to 1.

No percentage award will be earned for cost increases above 10%.

*Exceptions for non-budgeted special projects, critical employee requirements or extraordinary costs may be recommended for exclusion in the calculation by the Compensation Committee for approval by the Board if justified.

(5)
Reserves - Increase oil and gas proved developed and proved undeveloped reserves at December 31, 2011 to 3 million BOE.  (BOE ratio for natural gas is calculated at 6 mcf to 1 BOE).  No award will be earned if the Company’s 2011 year end reserves are less than 3 million BOE.

(6)
Daily Production – Increase average daily oil and gas production for the year ended December 31, 2011 to 1,500 BOE/D.  (BOE ratio for natural gas is calculated at 6 mcf to 1 BOE).  No award will be earned if the Company’s average daily production is less than 1,500 average BOE/D for the year ended December 31, 2011.

(7)	Capital Resources – Fund drilling and operating budgets.

(8)	Mt. Emmons – Continue to operate the water treatment plant without violation. Seek out a partner for the project.

  No other provisions of the PCP were changed.

Section 9:  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

Exhibit 10.1.  Notice of TCM’s Termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: April 27, 2011	By:	/s/ Keith G. Larsen
Keith G. Larsen, CEO